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                                                                   EXHIBIT 5 and
                                                                   EXHIBIT 23(b)





November 23, 1994

Board of Directors
Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois  60070

Re:  Household International, Inc. and Household
     International Netherlands B.V. Registration
     Statement on Form S-3, for the Senior Notes and
     Warrants to Purchase Senior Notes and unconditional guarantees as to repayment of up to $400 million of Senior Notes

Gentlemen:

As Assistant General Counsel and Secretary of Household International, Inc., a Delaware corporation ("Household"), I am generally familiar with the proceedings in connection with the Registration Statement on Form S-3 in which Senior Notes and Warrants to Purchase Senior Notes of up to $400,000,000 aggregate principal amount (the "Senior Notes") of Household International Netherlands B.V. ("HINBV"), a subsidiary of Household, and unconditional guarantees (the "Guarantees") of Household are being registered. The Senior Notes and Guarantees will be issuable under an Indenture dated as of September 9, 1993, among Household, HINBV and The First National Bank of Boston, as Trustee (the "Bank of Boston Indenture"), or an Indenture dated as of September 9, 1993, among Household, HINBV and BankAmerica National Trust Company, as Trustee (the "BankAmerica Indenture"). The foregoing indentures, or forms thereof, have been filed with the Securities and Exchange Commission (the "Commission") as exhibits to the Registration Statement.

Based upon my review of the records and documents of Household, I am of the opinion that:
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Household International, Inc.
November 23, 1994
Page 2

  1. Household is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

  2. HINBV is a corporation duly incorporated and validly existing under the laws of the Netherlands.

  3. The Bank of Boston and BankAmerica Indentures have been duly authorized, executed and delivered by Household and HINBV, and constitute valid and legally binding instruments of Household and HINBV, enforceable in accordance with their terms against each respective corporation, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  4. When the issuance of Senior Notes and Warrants to Purchase Senior Notes has been duly authorized by the appropriate corporate action of HINBV, and such Senior Notes and Warrants to Purchase Senior Notes have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Warrant Agreement and as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to such Senior Notes and Warrants to Purchase Senior Notes, the Senior Notes, Warrants to Purchase Senior Notes and Guarantees will each be legally and validly issued and will be the legal and binding obligations of HINBV and Household, respectively, enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
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Household International, Inc.
November 23, 1994
Page 3


I hereby consent to the use of my name and my opinion in the Prospectus, Preliminary Prospectus and any Prospectus Supplement filed pursuant to Rule 424 or 430A of Regulation C of the Securities Act of 1933, as amended ("Act"), in connection with the above referenced Registration Statement filed with the Commission on or about November 23, 1994, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this opinion as an exhibit to said Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.





John W. Blenke

JWB:jh